Exhibit 99

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-K.

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	2

Financial Highlights
(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2021	12/31/2020	12/31/2021	12/31/2020
Operating Information
Number of Communities			127	124
Number of Sites			24,025	23,433
Rental and Related Income	$40,708	$37,577	$159,010	$143,344
Community Operating Expenses	$17,031	$15,984	$68,046	$63,175
Community NOI	$23,677	$21,593	$90,964	$80,169
Expense Ratio	41.8%	42.5%	42.8%	44.1%
Sales of Manufactured Homes	$5,270	$5,252	$27,089	$20,265
Number of Homes Sold	76	71	370	323
Number of Rentals Added	6	174	454	858
Net Income (Loss)	$17,010	$23,245	$51,088	$5,055
Net Income (Loss) Attributable to
Common Shareholders	$9,410	$15,591	$21,249	$(29,759)
Adjusted EBITDA	$22,308	$21,305	$88,318	$79,450
FFO Attributable to Common Shareholders	$10,091	$8,544	$39,149	$26,283
Normalized FFO Attributable to
Common Shareholders	$11,016	$8,544	$41,144	$29,154

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	49,713	41,754	46,332	41,395
Diluted	51,128	42,390	47,432	41,395
Net Income (Loss) Attributable to Common
Shareholders per Share –
Basic	$0.19	$0.38	$0.46	$(0.72)
Diluted	$0.17	$0.38	$0.45	$(0.72)
FFO per Share –
Diluted	$0.20	$0.20	$0.83	$0.63
Normalized FFO per Share –
Diluted	$0.22	$0.20	$0.87	$0.70
Dividends per Common Share	$0.19	$0.18	$0.76	$0.72

Balance Sheet
Total Assets			$1,270,820	$1,089,413
Total Liabilities			$528,680	$587,605

Market Capitalization
Total Debt, Net of Unamortized Debt
Issuance Costs			$499,324	$558,486
Equity Market Capitalization			$1,411,624	$620,819
Series C Preferred Stock			$247,100	$247,100
Series D Preferred Stock			$215,219	$160,854
Total Market Capitalization			$2,373,267	$1,587,259

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	3

Consolidated Balance Sheets
(in thousands except per share amounts)

	December 31,	December 31,
	2021	2020
ASSETS
Investment Property and Equipment
Land	$74,963	$73,491
Site and Land Improvements	716,211	657,301
Buildings and Improvements	30,450	28,106
Rental Homes and Accessories	383,467	349,585
Total Investment Property	1,205,091	1,108,483
Equipment and Vehicles	24,437	22,572
Total Investment Property and Equipment	1,229,528	1,131,055
Accumulated Depreciation	(316,073)	(272,823)
Net Investment Property and Equipment	913,455	858,232

Other Assets
Cash and Cash Equivalents	116,175	15,336
Marketable Securities at Fair Value	113,748	103,172
Inventory of Manufactured Homes	23,659	25,450
Notes and Other Receivables, net	55,359	46,414
Prepaid Expenses and Other Assets	17,135	19,984
Land Development Costs	22,352	20,825
Investment in Joint Venture	8,937	-0-
Total Other Assets	357,365	231,181

TOTAL ASSETS	$1,270,820	$1,089,413

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of unamortized debt issuance costs	$452,567	$471,477
Other Liabilities
Accounts Payable	4,274	4,390
Loans Payable, net of unamortized debt issuance costs	46,757	87,009
Accrued Liabilities and Deposits	17,162	17,296
Tenant Security Deposits	7,920	7,433
Total Other Liabilities	76,113	116,128
Total Liabilities	528,680	587,605

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series C- 6.75% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 13,750 shares authorized; 9,884 issued and outstanding as of December 21, 2021 and 2020	247,100	247,100
Series D - 6.375% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 9,300 shares authorized; 8,609 and 6,434 shares issued and outstanding as of December 21, 2021 and 2020, respectively	215,219	160,854
Common Stock – $0.10 par value per share: 144,164 shares authorized; 51,651 and 41,920 shares issued and outstanding as of December 21, 2021 and 2020, respectively	5,165	4,192
Excess Stock – $0.10 par value per share: 3,000 shares authorized; no shares issued or outstanding as of December 21, 2021 and 2020	-0-	-0-
Additional Paid-In Capital	300,020	115,026
Undistributed Income (Accumulated Deficit)	(25,364)	(25,364)
Total Shareholders’ Equity	742,140	501,808

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,270,820	$1,089,413

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	4

Consolidated Statements of Income (Loss)
(in thousands except per share amounts)

	(unaudited)
	Three Months Ended		Twelve Months Ended
	12/31/2021	12/31/2020	12/31/2021	12/31/2020
INCOME:
Rental and Related Income	$40,708	$37,577	$159,010	$143,344
Sales of Manufactured Homes	5,270	5,252	27,089	20,265
TOTAL INCOME	45,978	42,829	186,099	163,609

EXPENSES:
Community Operating Expenses	17,031	15,984	68,046	63,175
Cost of Sales of Manufactured Homes	3,777	3,704	20,091	14,417
Selling Expenses	990	1,184	4,807	4,941
General and Administrative Expenses	4,150	2,794	14,095	11,056
Depreciation Expense	11,552	10,716	45,124	41,707
TOTAL EXPENSES	37,500	34,382	152,163	135,296

OTHER INCOME (EXPENSE):
Interest Income	896	773	3,362	2,917
Dividend Income	1,242	1,248	5,098	5,729
Gain on Sales of Marketable Securities, net	-0-	-0-	2,342	-0-
Increase (Decrease) in Fair Value of Marketable Securities	10,932	17,802	25,052	(14,119)
Other Income	138	157	626	718
Interest Expense	(4,615)	(5,143)	(19,158)	(18,287)
TOTAL OTHER INCOME (EXPENSE)	8,593	14,837	17,322	(23,042)

Income before Loss on Sales of Investment Property and Equipment	17,071	23,284	51,258	5,271
Loss on Sales of Investment Property and Equipment	(61)	(39)	(170)	(216)
NET INCOME	17,010	23,245	51,088	5,055

Less: Preferred Dividends	(7,600)	(7,654)	(29,839)	(31,943)
Less: Redemption of Preferred Stock	-0-	-0-	-0-	(2,871)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$9,410	$15,591	$21,249	$(29,759)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDER PER SHARE –
Basic	$0.19	$0.38	$0.46	$(0.72)
Diluted	$0.17	$0.38	$0.45	$(0.72)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	49,713	41,754	46,332	41,395
Diluted	51,128	42,390	47,432	41,395

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	5

Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended
	12/31/2021	12/31/2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$51,088	$5,055
Non-Cash Items Included in Net Income:
Depreciation	45,124	41,707
Amortization of Financing Costs	1,001	1,027
Stock Compensation Expense	3,447	1,327
Provision for Uncollectible Notes and Other Receivables	1,213	1,546
Gain on Sales of Marketable Securities, net	(2,342)	-0-
(Increase) Decrease in Fair Value of Marketable Securities	(25,052)	14,119
Loss on Sales of Investment Property and Equipment	170	216
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	1,791	6,517
Notes and Other Receivables, net of notes acquired with acquisitions	(9,957)	(9,965)
Prepaid Expenses and Other Assets	(1,557)	(2,058)
Accounts Payable	(116)	(182)
Accrued Liabilities and Deposits	(134)	6,720
Tenant Security Deposits	487	810
Net Cash Provided by Operating Activities	65,163	66,839

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities, net of mortgages assumed	(18,405)	(5,320)
Purchase of Investment Property and Equipment	(59,270)	(76,761)
Proceeds from Sales of Investment Property and Equipment	2,859	2,657
Additions to Land Development Costs	(27,428)	(23,241)
Purchase of Marketable Securities	(18)	(1,105)
Proceeds from Sales of Marketable Securities	16,835	-0-
Investment in Joint Venture	(8,937)	-0-
Net Cash Used in Investing Activities	(94,364)	(103,770)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages, net of mortgages assumed	6,070	105,984
Net Proceeds (Payments) from Short-Term Borrowings	(40,448)	3,309
Principal Payments of Mortgages and Loans	(25,618)	(7,115)
Financing Costs on Debt	(167)	(4,737)
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	53,213	96,141
Redemption of 8.0% Series B Preferred Stock	-0-	(95,017)
Proceeds from At-The-Market Common Equity Program, net of offering costs	179,069	1,743
Proceeds from Issuance of Common Stock in the DRIP, net of dividend reinvestments	6,267	6,003
Repurchase of Preferred Stock, net	-0-	(12)
Repurchase of Common Stock, net	-0-	(1,830)
Proceeds from Exercise of Stock Options	8,601	659
Preferred Dividends Paid	(29,839)	(31,943)
Common Dividends Paid, net of dividend reinvestments	(31,514)	(26,657)
Net Cash Provided by Financing Activities	125,634	46,528

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	96,433	9,597
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	28,593	18,996
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$125,026	$28,593

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Net Income (Loss) Attributable to Common Shareholders to FFO and Normalized FFO
(in thousands except footnotes) (unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2021	12/31/2020	12/31/2021	12/31/2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA

Net Income	$17,010	$23,245	$51,088	$5,055
Interest Expense	4,615	5,143	19,158	18,287
Franchise Taxes	63	3	342	282
Depreciation Expense	11,552	10,716	45,124	41,707
(Increase) Decrease in Fair Value of Marketable Securities	(10,932)	(17,802)	(25,052)	14,119
Gain on Sales of Marketable Securities, net	-0-	-0-	(2,342)	-0-

Adjusted EBITDA	$22,308	$21,305	$88,318	$79,450

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Funds from Operations

Net Income (Loss) Attributable to Common Shareholders	$9,410	$15,591	$21,249	$(29,759)
Depreciation Expense	11,552	10,716	45,124	41,707
Loss on Sales of Investment Property and Equipment	61	39	170	216
(Increase) Decrease in Fair Value of Marketable Securities	(10,932)	(17,802)	(25,052)	14,119
Gain on Sales of Marketable Securities, net	-0-	-0-	(2,342)	-0-

Funds from Operations (“FFO”)	10,091	8,544	39,149	26,283

Adjustments:
Redemption of Preferred Stock	-0-	-0-	-0-	2,871
Non-Recurring Other Expense (1)	925	-0-	1,995	-0-

Normalized Funds from Operations (“Normalized FFO”)	$11,016	$8,544	$41,144	$29,154

(1) Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($1.8 million) and non-recurring expenses for the joint venture ($171,000) in 2021.

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios
(in thousands except per share amounts) (unaudited)

	Twelve Months Ended
	12/31/2021	12/31/2020
Shares Outstanding	51,651	41,919
Market Price Per Share	$27.33	$14.81
Equity Market Capitalization	$1,411,624	$620,819
Total Debt	499,324	558,486
Preferred	462,319	407,954
Total Market Capitalization	$2,373,267	$1,587,259

Total Debt	$499,324	$558,486
Less: Cash and Cash Equivalents	(116,175)	(15,336)
Net Debt	383,149	543,150
Less: Marketable Securities at Fair Value (“Securities”)	(113,748)	(103,172)
Net Debt Less Securities	$269,401	$439,978

Interest Expense	$19,158	$18,287
Capitalized Interest	1,476	1,253
Preferred Dividends	29,839	31,943
Total Fixed Charges	$50,473	$51,483

Adjusted EBITDA	$88,318	$79,450

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	16.1%	34.2%

Net Debt Plus Preferred / Total Market Capitalization	35.6%	59.9%

Net Debt Less Securities / Total Market Capitalization	11.4%	27.7%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	30.8%	53.4%

Interest Coverage	4.3x	4.1x

Fixed Charge Coverage	1.7x	1.5x

Net Debt / Adjusted EBITDA	4.3x	6.8x

Net Debt Less Securities / Adjusted EBITDA	3.1x	5.5x

Net Debt Plus Preferred / Adjusted EBITDA	9.6x	12.0x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA	8.3x	10.7x

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	8

Debt Analysis
(in thousands) (unaudited)
	Twelve Months Ended
	12/31/2021	12/31/2020
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$456,702	$476,390
Unamortized Debt Issuance Costs	(4,135)	(4,913)
Mortgages, Net of Unamortized
Debt Issuance Costs	$452,567	$471,477
Loans Payable:
Unsecured Line of Credit	$25,000	$45,000
Other Loans Payable	21,945	42,353
Total Loans Before
Unamortized Debt Issuance Costs	46,945	87,353
Unamortized Debt Issuance Costs	(188)	(344)
Loans, Net of Unamortized Debt Issuance Costs	$46,757	$87,009

Total Debt, Net of Unamortized Debt Issuance Costs	$499,324	$558,486

% Fixed/Floating
Fixed	90.7%	84.6%
Floating	9.3%	15.4%
Total	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	3.75%	3.81%
Loans Payable	2.66%	2.12%
Total Average	3.65%	3.55%

Weighted Average Maturity (Years) Mortgages Payable	5.2	6.0

(1) Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	9

Debt Maturity

(in thousands) (unaudited)

As of 12/31/21:

Fiscal Year Ended	Mortgages	Loans		Total	% of Total
2022	$6,523	$46,945	(1)	$53,468	10.6%
2023	63,437	-0-		63,437	12.6%
2024	-0-	-0-		-0-	0.0%
2025	128,501	-0-		128,501	25.5%
2026	39,388	-0-		39,388	7.8%
Thereafter	218,853	-0-		218,853	43.5%

Total Debt Before Unamortized Debt Issuance Cost	456,702	46,945		503,647	100.0%

Unamortized Debt Issuance Cost	(4,135)	(188)		(4,323)

Total Debt, Net of Unamortized Debt Issuance Costs	$452,567	$46,757		$499,324

(1) Includes $25 million balance outstanding on the Company’s Line of Credit due November 2022, with an additional one-year option.

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	10

Securities Portfolio Performance

(in thousands)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain on Sale of Securities	Net Realized Gain on Sale of Securities & Dividend Income
2010	$28,757	$1,763	$2,028	$3,791
2011	43,298	2,512	2,693	5,205
2012	57,325	3,244	4,093	7,337
2013	59,255	3,481	4,056	7,537
2014	63,556	4,066	1,543	5,609
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020	103,172	5,729	-0-	5,729
2021	113,748	5,098	2,342	7,440

		$62,965	$21,011	$83,976

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	11

Property Summary and Snapshot

(unaudited)

	12/31/2021	12/31/2020	% Change

Communities	127	124	2.4%
Developed Sites	24,025	23,433	2.5%
Occupied	20,662	19,920	3.7%
Occupancy %	86.0%	85.0%	100 bps
Total Rentals	8,706	8,252	5.5%
Occupied Rentals	8,312	7,810	6.4%
Rental Occupancy %	95.5%	94.6%	90 bps
Monthly Rent Per Site	$480	$461	4.1%
Monthly Rent Per Home Rental Including Site	$824	$790	4.3%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)
Alabama	1	33	33	-0-	195	60	30.8%	$175	36	21	58.3%	$681
Indiana	14	1,105	893	212	3,985	3,476	87.2%	$431	1,715	1,649	96.2%	$817
Maryland	1	77	10	67	62	62	100.0%	$569	-0-	-0-	N/A	N/A
Michigan	3	153	153	-0-	734	625	85.1%	$470	264	246	93.2%	$810
New Jersey	4	349	187	162	1,006	973	96.7%	$686	44	44	100.0%	$1,029
New York	8	674	323	351	1,353	1,154	85.3%	$571	444	427	96.2%	$962
Ohio	37	1,837	1,390	447	6,937	5,887	84.9%	$438	2,576	2,460	95.5%	$788
Pennsylvania	51	2,184	1,821	363	7,780	6,678	85.8%	$502	2,756	2,623	95.2%	$838
South Carolina	1	24	24	-0-	142	62	43.7%	$195	29	22	75.9%	$565
Tennessee	7	544	316	228	1,831	1,685	92.0%	$486	842	820	97.4%	$834
Total as of December 31, 2021	127	6,980	5,150	1,830	24,025	20,662	86.0%	$480	8,706	8,312	95.5%	$824

(1) Total and Vacant Acreage of 220 for the Mountain View Estates property is included in the above summary.

(2) Includes home and site rent charges.

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	12

Same Property Statistics

(in thousands) (unaudited)

	For Three Months Ended				For Twelve Months Ended
	12/31/2021	12/31/2020	Change	% Change	12/31/2021	12/31/2020	Change	% Change
Community Net Operating Income

Rental and Related
Income	$39,741	$37,074	$2,667	7.2%	$155,914	$142,398	$13,516	9.5%
Community Operating
Expenses	15,517	14,878	639	4.3%	62,494	59,856	2,638	4.4%

Community NOI	$24,224	$22,196	$2,028	9.1%	$93,420	$82,542	$10,878	13.2%

	12/31/2021	12/31/2020	Change

Total Sites	23,054	23,024	0.1%
Occupied Sites	20,077	19,664	413 sites, 2.1%
Occupancy %	87.1%	85.4%	170 bps
Number of Properties	122	122	N/A
Total Rentals	8,487	8,131	4.4%
Occupied Rentals	8,132	7,700	5.6%
Rental Occupancy	95.8%	94.7%	110 bps
Monthly Rent Per Site	$484	$462	4.8%
Monthly Rent Per Home Including Site	$825	$791	4.3%

Same Property includes all properties owned as of January 1, 2020, with the exception of Memphis Blues.

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	13

Acquisitions Summary
(dollars in thousands)

At Acquisition:
Year of Acquisition	Number of Communities	Sites	Occupied Sites	Occupancy %	Purchase Price	Price Per Site	Total Acres
2018	6	1,615	1,271	79%	$59,093	$37	494
2019	4	1,495	935	62%	$56,237	$38	247
2020	2	310	197	64%	$7,840	$25	48
2021	3	543	319	59%	$18,300	$34	113

2021 Acquisitions

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Deer Run	January 8, 2021	AL	195	$4,555	33	37%
Iris Winds	January 21, 2021	SC	142	3,445	24	49%
Bayshore Estates	June 1, 2021	OH	206	10,300	56	86%
Total as of December 31, 2021			543	$18,300	113	59%

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and gains and losses realized on marketable securities. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for and certain one-time charges. Community NOI and Same Property NOI provides a measure of rental operations and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities and change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 51.1 million and 47.4 million shares for the three and twelve months ended December 31, 2021, respectively, and 42.4 million and 41.7 million shares for the three and twelve months ended December 31, 2020, respectively. Common stock equivalents resulting from stock options in the amount of 1.4 and 1.1 million shares for the three and twelve months ended December 31, 2021, respectively, and 636,000 and 350,000 shares for the three and twelve months ended December 31, 2020, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents for the twelve months ended December 31, 2020, were excluded from the computation of the Diluted Net Income (Loss) per Share as their effect would be anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2020, with the exception of Memphis Blues.

Adjusted EBITDA is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, and the change in the fair value of marketable securities.

Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO should not be considered as substitutes for net income (loss) applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	15

Press Release Dated February 24, 2022

FOR IMMEDIATE RELEASE	February 24, 2022
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE YEAR ENDED AND THE FOURTH QUARTER ENDED DECEMBER 31, 2021

FREEHOLD, NJ, February 24, 2022........ UMH Properties, Inc. (NYSE:UMH) reported Total Income of $186.1 million for the year ended December 31, 2021 as compared to $163.6 million for the year ended December 31, 2020, representing an increase of 14%. Total Income for the quarter ended December 31, 2021 was $46.0 million as compared to $42.8 million for the quarter ended December 31, 2020, representing an increase of 7%. Net Income Attributable to Common Shareholders amounted to $21.2 million or $0.45 per diluted share for the year ended December 31, 2021 as compared to a loss $29.8 million or $0.72 per diluted share for the year ended December 31, 2020. Net Income Attributable to Common Shareholders amounted to $9.4 million or $0.17 per diluted share for the quarter ended December 31, 2021 as compared to income of $15.6 million or $0.38 per diluted share for the quarter ended December 31, 2020.

Funds from Operations Attributable to Common Shareholders (“FFO”) was $39.1 million or $0.83 per diluted share for the year ended December 31, 2021 as compared to $26.3 million or $0.63 per diluted share for the year ended December 31, 2020. FFO was $10.1 million or $0.20 per diluted share for the quarter ended December 31, 2021 as compared to $8.5 million or $0.20 per diluted share for the quarter ended December 31, 2020. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $41.1 million or $0.87 per diluted share for the year ended December 31, 2021, as compared to $29.2 million or $0.70 per diluted share for the year ended December 31, 2020. Normalized FFO was $11.0 million or $0.22 per diluted share for the quarter ended December 31, 2021, as compared to $8.5 million or $0.20 per diluted share for the quarter ended December 31, 2020.

A summary of significant financial information for the three and twelve months ended December 31, 2021 and 2020 is as follows (in thousands except per share amounts):

	For the Three Months Ended
	December 31,
	2021	2020

Total Income	$45,978	$42,829
Total Expenses	$37,500	$34,382
Increase in Fair Value of Marketable Securities	$10,932	$17,802
Net Income Attributable to Common Shareholders	$9,410	$15,591
Net Income Attributable to Common Shareholders per Diluted Common Share	$0.17	$0.38
FFO (1)	$10,091	$8,544
FFO (1) per Diluted Common Share	$0.20	$0.20
Normalized FFO (1)	$11,016	$8,544
Normalized FFO (1) per Diluted Common Share	$0.22	$0.20
Weighted Average Shares Outstanding	51,128	42,390

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	16

	For the Twelve Months Ended
	December 31,
	2021	2020

Total Income	$186,099	$163,609
Total Expenses	$152,163	$135,296
Increase (Decrease) in Fair Value of Marketable Securities	$25,052	$(14,119)
Net Income (Loss) Attributable to Common Shareholders	$21,249	$(29,759)
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$0.45	$(0.72)
FFO (1)	$39,149	$26,283
FFO (1) per Diluted Common Share	$0.83	$0.63
Normalized FFO (1)	$41,144	$29,154
Normalized FFO (1) per Diluted Common Share	$0.87	$0.70
Weighted Average Shares Outstanding	47,432	41,395

A summary of significant balance sheet information as of December 31, 2021 and 2020 is as follows (in thousands):

	December 31, 2021	December 31, 2020

Gross Real Estate Investments	$1,205,091	$1,108,483
Marketable Securities at Fair Value	$113,748	$103,172
Total Assets	$1,270,820	$1,089,413
Mortgages Payable, net	$452,567	$471,477
Loans Payable, net	$46,757	$17,296
Total Shareholders’ Equity	$742,140	$501,808

Samuel A. Landy, President and CEO, commented on the 2021 results.

“UMH continues to execute on our long-term business plan which has resulted in an all-time high stock price with ample growth opportunities. Our accomplishments during the year include:

●	Increased Rental and Related Income by 11%;
●	Increased Community Net Operating Income (“NOI”) by 13%;
●	Increased Normalized Funds from Operations (“Normalized FFO”) by 41% and Normalized FFO per share by 24%;
●	Improved our Operating Expense ratio by 130 basis points to 42.8%;
●	Increased Same Property NOI by 13%;
●	Increased Same Property Occupancy by 413 sites from 85.4% to 87.1% or 170 basis points;
●	Increased our rental home portfolio by 454 homes to approximately 8,700 total rental homes, representing an increase of 6%;
●	Increased rental home occupancy by 90 basis points from 94.6% to 95.5%;
●	Increased Sales of Manufactured Homes by 34%;
●	Acquired three communities containing approximately 543 homesites for a total cost of approximately $18.3 million (in addition to one community acquired in December 2021 by our joint venture with Nuveen Real Estate);
●	Increased our Total Market Capitalization by 50% to $2.4 billion at yearend;
●	Increased our Equity Market Capitalization by 127% to $1.4 billion at yearend;
●	Reduced our Net Debt to Total Market Capitalization from 34% at 2020 to 16% at 2021;
●	Issued and sold approximately 8.2 million shares of Common Stock through At-the-Market Sale Programs for our Common Stock at a weighted average price of $22.14 per share, generating gross proceeds of $182.0 million and net proceeds of $179.1 million, after offering expenses;

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	17

●	Issued and sold, through an At-the-Market Sale Program for our Preferred Stock, 2.2 million shares of Series D Preferred Stock at a weighted average price of $24.89 per share, generating total gross proceeds of $54.1 million and total net proceeds of $53.2 million, after offering expenses; and
●	Entered into a joint venture with Nuveen Real Estate, a TIAA company, for the purpose of development or acquisition of new manufactured housing communities, with an initial capital commitment by the joint venture partners of at least $70 million and potentially up to $170 million, 60% of which would be provided by Nuveen Real Estate and 40% of which would be provided by the Company. The joint venture acquired one community, containing approximately 219 developed home sites, for a total purchase price of $22.2 million.”

“2021 was an exceptional year for UMH. Our community level operations are stronger than ever before. Our community drone videos are available on our website. They are a great resource for shareholders that effectively exhibit the high quality portfolio that we own. They also demonstrate our residents and employees pride in their homes and their communities. It’s part of the reason we maintain 96% rental home occupancy and continue to grow our business. We have a proven business plan that continues to generate industry leading same property operating results, growing sales and robust FFO growth.”

“Demand for affordable housing at our communities remains strong as demonstrated by our strong same property and sales results. Same property income increased by 9.5% and same property NOI increased by 13.2%. This was driven by rental rate increases of 4.8% and an occupancy increase of 170 basis points or 413 sites. Home sales improved by 34% year over year and generated a sales profit of approximately $2 million as compared to $770,000 last year. We can continue to generate similar results organically by filling our 3,400 vacant sites and developing our 1,830 acres of vacant land.”

“During the year, we acquired three communities containing approximately 543 developed homesites for an aggregate cost of $18.3 million. We also entered into a joint venture with Nuveen Real Estate for the acquisition and development of new manufactured housing communities. This joint venture acquired one newly developed community in Florida containing 219 sites.”

“Subsequent to year end, we sold $102.7 million of 4.72% unsecured bonds in Israel. This capital, as well as capital raised through our ATM and other sources, will be used to redeem our $247 million 6.75% Series C preferred stock in July of 2022. In January of 2023, we can redeem our $215 million 6.375% Series D preferred stock. These transactions will drive incremental FFO growth. We are well positioned to execute on both of these redemptions.”

“Our results and future growth prospects allowed us to raise our dividend for two consecutive years. We believe we are on track for continued dividend growth in the future. We look forward to continuing to execute on our business plan and building long-term value for our dedicated shareholders.”

UMH Properties, Inc. will host its Fourth Quarter and Year Ended December 31, 2021 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Friday, February 25, 2022 at 10:00 a.m. Eastern Time.

The Company’s fourth quarter and year ended December 31, 2021 financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financials” section.

To participate in the webcast, select the microphone icon found on the homepage www.umh.reit to access the call. Interested parties can also participate via conference call by calling toll free 844-200-6205 (domestically) or 929-526-1599 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Friday, February 25, 2022 and can be accessed by dialing toll free 866-813-9403 (domestically) and +44 204-525-0658 (internationally) and entering the passcode 412561. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	18

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 127 manufactured home communities containing approximately 24,000 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan, Maryland, Alabama and South Carolina. UMH also has an ownership interest in and operates one community in Florida, containing 219 sites, through its joint venture with Nuveen Real Estate.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the change in the fair value of marketable securities from our FFO calculation. Prior to the adoption of the FFO White Paper – 2018 Restatement, we utilized Core Funds from Operations (Core FFO), which we defined as FFO, excluding the change in the fair value of marketable securities. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO, excluding gains and losses realized on marketable securities investments and certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

The reconciliation of the Company’s U.S. GAAP net income (loss) to the Company’s FFO and Normalized FFO for the three and twelve months ended December 31, 2021 and 2020 are calculated as follows (in thousands except footnotes):

UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	19

	Three Months Ended		Twelve Months Ended
	12/31/21	12/31/20	12/31/21	12/31/20
Net Income (Loss) Attributable to Common Shareholders	$9,410	$15,591	$21,249	$(29,759)
Depreciation Expense	11,552	10,716	45,124	41,707
Loss on Sales of Property and Equipment	61	39	170	216
(Increase) Decrease in Fair Value of Marketable Securities	(10,932)	(17,802)	(25,052)	14,119
Gain on Sales of Marketable Securities, net	-0-	-0-	(2,342)
FFO Attributable to Common Shareholders	10,091	8,544	39,149	26,283
Redemption of Preferred Stock	-0-	-0-	-0-	2,871
Non-Recurring Other Expense (1)	925	-0-	1,995	-0-
Normalized FFO Attributable to Common Shareholders	$11,016	$8,544	$41,144	$29,154

(1)	Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which is being expensed over the vesting period ($1.8 million) and non-recurring expenses for the joint venture ($171,000) in 2021.

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 51.1 million and 47.4 million shares for the three and twelve months ended December 31, 2021, respectively, and 42.4 million and 41.7 million shares for the three and twelve months ended December 31, 2020, respectively. Common stock equivalents resulting from stock options in the amount of 1.4 million and 1.1 million shares for the three and twelve months ended December 31, 2021, respectively, and 636,000 and 350,000 shares for the three and twelve months ended December 31, 2020, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents for the twelve months ended December 31, 2020 were excluded from the computation of the Diluted Net Income (Loss) per Share as their effect would be anti-dilutive.

The following are the cash flows provided (used) by operating, investing and financing activities for the twelve months ended December 31, 2021 and 2020 (in thousands):

	2021	2020
Operating Activities	$65,163	$66,839
Investing Activities	(94,364)	(103,770)
Financing Activities	125,634	46,528

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UMH Properties, Inc. | Fourth Quarter FY 2021 Supplemental Information	20